Exhibit 10.3

CORPORATE GUARANTEE

Rush Truck Leasing, Inc., a Delaware Corporation (hereinafter "Franchisee") indicated below expects to obtain credit and services from PACCAR Leasing Company, a Division of PACCAR Financial Corp. (hereinafter "PACCAR Leasing"). The undersigned guarantor(s) derive benefit from PACCAR Leasing transacting business with Franchisee.

To induce PACCAR Leasing to transact business with Franchisee from time-to-time, and in consideration thereof, the undersigned guarantor(s) (each a "Guarantor"), jointly, severally and unconditionally guarantee to PACCAR Leasing payment when due of all indebtedness of Franchisee to PACCAR Leasing, whether now existing or hereafter incurred. (The indebtedness of Franchisee to PACCAR Leasing includes all indebtedness to PACCAR Leasing incurred by any subsidiary owned or controlled by Franchisee or by the principal owners of Franchisee.)

Guarantor hereby assents to all terms of any Franchisee indebtedness incurred to PACCAR Leasing, and hereby waives notice of acceptance of this Guarantee, demand and protest of nonpayment respecting any Franchisee indebtedness and any and all notices which may be required to be given by any statute or rule of law. The obligations of Guarantor shall not be affected by the validity, legality or enforceability of any Franchisee obligation, and shall not be affected by any PACCAR Leasing action or omission, or by any other circumstances, which may vary, or constitute a lawful discharge of the risks of Guarantor. It is Guarantor's intent that its obligations hereunder shall be absolute and unconditional under all circumstances, and shall not be discharged except upon full performance of this Guarantee. This Guarantee shall not be discharged or affected by the death of any Guarantor and shall bind each Guarantor's respective estate, heirs, administrators, representatives, successors and assigns. Any married Guarantor executing this Guarantee intends to obligate any marital community estate.

Until prior payment in full of all Franchisee indebtedness to PACCAR Leasing, Guarantor hereby subordinates its claims, present and future, against Franchisee and waives all subrogation to any collateral for Franchisee's indebtedness.

All rights and remedies of PACCAR Leasing against Guarantor are cumulative and may be repeatedly exercised. Regarding each claim against Guarantor referred to any attorney for collection, Guarantor agrees to pay all costs and expenses of PACCAR Leasing, including reasonable attorney's fees.

This Guarantee is a continuing Guarantee and shall remain effective and bind each Guarantor until such Guarantor gives notice to PACCAR Leasing to advance no further credit on the security of its Guarantee, but such notice shall not affect the liability of such Guarantor respecting any Franchisee indebtedness incurred before receipt of PACCAR Leasing of such notice or terminate or modify the liability of any other Guarantor executing this Guarantee.

Guarantor warrants to PACCAR Leasing that it has full power, authority and legal right to execute and perform this Guarantee, has taken all necessary action therefor, and that execution and performance hereof do not contravene any legal or contractual restrictions affecting any Guarantor.

This Guarantee shall be deemed made under and shall be governed by the laws of the State of Washington.

EXECUTED THIS 1st DAY OF NOVEMBER, 2002.

FRANCHISEE:	GUARANTOR(S):

Rush Truck Leasing, Inc., a	Rush Enterprises, Inc.
Delaware Corporation
	By:	/s/ W.M. “Rusty” Rush
W.M. “Rusty Rush
	Its:	President